Exhibit 99.1
AirSculpt Technologies Reports Fourth Quarter, and Full Year Fiscal 2024 Results
MIAMI BEACH, Fla., March 14, 2025 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the fourth quarter and twelve months ended December 31, 2024.
“Following a challenging 2024, I am eager to help write the next chapter for AirSculpt and focus on setting a strategy, implementing business processes and developing a culture that delivers meaningful value for our shareholders,” stated Yogi Jashnani, Chief Executive Officer. “AirSculpt possesses many strengths given its proprietary method, its successful track record of providing more than 70,000 minimally invasive body contouring procedures and its international footprint with 32 centers in operation.”
“While we anticipate facing a tough year-over-year comparison in the first quarter in terms of same center revenue, I am confident we are developing the right operating plan and implementing the right actions to improve our platform and progress toward positive revenue and profit growth.”
“My number one priority in the year ahead is to stabilize our same center sales performance, which we aim to accomplish by: utilizing data to optimize our marketing investment; improving our go-to-market strategy, implementing more robust training modules for our sales team; expanding our financing options for consumers and working on product and sales innovation,” continued Mr. Jashnani. “We also recognize that transformations take time, and as such we are taking measures to increase our liquidity and focus on the areas of our business that offer us the highest opportunity. In this regard, we have implemented a cost reduction program that is expected to deliver approximately $3 million in annualized savings, we have paused de novo and new procedure room openings.”
“While we have experienced an improvement in our lead generation as we begin 2025, we expect the reduction in our marketing activity at the end of 2024 to pressure our first quarter performance. That said, we expect to deliver improving trends sequentially each quarter as our strategic priorities gain traction. I believe that AirSculpt is an attractive business with a competitive moat that is ripe for disruption and that the best years lie ahead for AirSculpt and its shareholders,” concluded Mr. Jashnani.
Fourth Quarter 2024 Results
•Case volume was 3,064 for the fourth quarter of 2024, representing a 16.7% decline from the fiscal year 2023 fourth quarter case volume of 3,680;
•Revenue declined 17.7% to $39.2 million from $47.6 million in the fiscal year 2023 fourth quarter;
•Net loss for the quarter was $5.0 million compared to net loss of $4.6 million in the fiscal year 2023 fourth quarter; and
•Adjusted EBITDA was $1.9 million compared to $10.1 million for the fiscal year 2023 fourth quarter.
Full Year 2024 Results
•Case volume was 14,036, a decline of 6.0% from the full fiscal year 2023 case volume of 14,932;
•Revenue declined 7.9% to $180.4 million from $195.9 million in the full fiscal year 2023;
•Net loss was $8.3 million compared to net loss of $4.5 million in the full fiscal year 2023; and
•Adjusted EBITDA was $20.7 million compared to $43.2 million for the full fiscal year 2023.
Liquidity
As of December 31, 2024, the Company had $8.2 million in cash and cash equivalents, with no availability on its revolving credit facility. The Company generated $11.4 million in operating cash flow for the twelve months ended December 31, 2024, compared to $24.0 million for the same period of 2023. The Company was compliant with its bank covenants at year end and has received additional relief from its lenders regarding future covenant compliance to enable increased investment in support of its transformation.

Conference Call Information
AirSculpt will hold a conference call today, March 14, 2025 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13751643 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$39,178	$47,608	$180,350	$195,917
Operating expenses:
Cost of service	16,747	17,868	71,382	74,012
Selling, general and administrative(1)	23,355	25,576	98,880	102,381
Depreciation and amortization	3,195	2,774	11,888	10,253
Loss/(gain) on disposal of long-lived assets	12	(14)	16	(212)
Total operating expenses	43,309	46,204	182,166	186,434
(Loss)/income from operations	(4,131)	1,404	(1,816)	9,483
Interest expense, net	1,609	1,023	6,247	6,485
Pre-tax net (loss)/income	(5,740)	381	(8,063)	2,998
Income tax (benefit)/expense	(706)	4,955	188	7,477
Net loss	$(5,034)	$(4,574)	$(8,251)	$(4,479)

Loss per share of common stock
Basic	$(0.09)	$(0.08)	$(0.14)	$(0.08)
Diluted	$(0.09)	$(0.08)	$(0.14)	$(0.08)
Weighted average shares outstanding
Basic	58,121,431	57,132,355	57,688,906	56,778,793
Diluted	58,121,431	57,132,355	57,688,906	56,778,793
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	December 31, 2024	December 31, 2023
Balance Sheet Data (at period end):
Cash and cash equivalents	$8,235	$10,262
Total current assets	17,117	15,961
Total assets	$209,996	$204,019

Current portion of long-term debt	$4,250	$2,125
Deferred revenue and patient deposits	1,169	1,463
Total current liabilities	28,609	20,315
Long-term debt, net	65,456	69,503
Revolving credit funds payable	5,000	—
Total liabilities	$130,706	$120,027

Total stockholders’ equity	$79,290	$83,992

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$2,713	$4,866	$11,350	$23,956
Investing activities	(3,528)	(1,827)	(14,007)	(9,919)
Financing activities	3,078	(1,437)	630	(13,391)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Other Data:
Number of facilities	32	27	32	27
Number of total procedure rooms	67	57	67	57

Cases	3,064	3,680	14,036	14,932
Revenue per case	$12,787	$12,937	$12,849	$13,121
Adjusted EBITDA (1) (3)	$1,855	$10,093	$20,726	$43,236
Adjusted EBITDA margin (2)	4.7%	21.2%	11.5%	22.1%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended December 31, 2024 and 2023, pre-opening de novo and relocation costs were $0.1 million and $0.1 million, respectively. For the twelve months ended December 31, 2024 and 2023, pre-opening de novo and relocation costs were $1.0 million and $3.3 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Same-center Information (1):
Cases	2,879	3,680	12,892	14,932
Case growth	(21.8)%	N/A	(13.7)%	N/A
Revenue per case	$12,797	$12,937	$12,801	$13,121
Revenue per case growth	(1.1)%	N/A	(2.4)%	N/A
Number of facilities	27	27	27	27
Number of total procedure rooms	57	57	57	57

(1) For the three months ended December 31, 2024 and 2023, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three months ended December 31, 2024 and 2023, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended December 31, 2024 in which such facilities were owned and operated during the three months ended December 31, 2023. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of December 31, 2023.

 For the twelve months ended December 31, 2024 and 2023, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the twelve months ended December 31, 2024 and 2023, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the twelve months ended December 31, 2024 in which such facilities were owned and operated during the twelve months ended December 31, 2023. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of December 31, 2023.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, net interest expense, income tax (benefit)/expense, restructuring and related severance costs, loss/(gain) on disposal of long-lived assets, settlement costs for non-recurring litigation, and equity-based compensation.
We define Adjusted Net Income as net loss excluding restructuring and related severance costs, loss/(gain) on disposal of long-lived assets, settlement costs for non-recurring litigation, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(5,034)	$(4,574)	$(8,251)	$(4,479)
Plus
Equity-based compensation(1)	2,240	4,741	3,762	18,224
Restructuring and related severance costs	539	1,188	6,026	5,488
Depreciation and amortization	3,195	2,774	11,888	10,253
Loss/(gain) on disposal of long-lived assets	12	(14)	16	(212)
Litigation settlements(2)	—	—	850	—
Interest expense, net	1,609	1,023	6,247	6,485
Income tax (benefit)/expense	(706)	4,955	188	7,477
Adjusted EBITDA	$1,855	$10,093	$20,726	$43,236
Adjusted EBITDA Margin	4.7%	21.2%	11.5%	22.1%
(1)    As of the twelve months ended December 31, 2024, this amount contains a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
(2)    This amount relates to settlement costs for non-recurring litigation of $0.9 million for the twelve months ended December 31, 2024.
For the three months ended December 31, 2024 and 2023, pre-opening de novo and relocation costs were $0.1 million and $0.1 million, respectively. For the twelve months ended December 31, 2024 and 2023, pre-opening de novo and relocation costs were $1.0 million and $3.3 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024		2023
Net loss	$(5,034)	$(4,574)	$(8,251)		$(4,479)
Plus
Equity-based compensation(1)	2,240	4,741	3,762		18,224
Restructuring and related severance costs	539	1,188	6,026		5,488
Loss/(gain) on disposal of long-lived assets	12	(14)	16		(212)
Litigation settlements	—	—	850	—	—
Tax effect of adjustments	(2,267)	(653)	(1,271)		(2,732)
Adjusted net (loss)/income	$(4,510)	$688	$1,132		$16,289

Adjusted net (loss)/income per share of common stock (2)
Basic	$(0.08)	$0.01	$0.02		$0.29
Diluted	$(0.08)	$0.01	$0.02		$0.28
Weighted average shares outstanding
Basic	58,121,431	57,132,355	57,688,906		56,778,793
Diluted	58,121,431	58,134,210	58,281,133		57,611,469
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
(2)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com